UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VYCOR MEDICAL, INC.
(Exact name of registrant in its charter)

Delaware	20-3369218
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 100
Bohemia, NY	11716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.0001 per share	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-149782

Securities to be registered pursuant to Section 12(g) of the Act:

n/a

(Title of class)

n/a

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Company’s common stock, par value $0.0001 per share, included under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (Registration No. 333-149782), originally filed on March 18, 2008, as subsequently amended, is incorporated by reference into this registration statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because the securities to be registered on this form are not to be registered on an exchange on which other securities of the registrant are registered, and are not to be registered pursuant to Section 12(g) of the Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vycor Medical, Inc,
(Registrant)

Date: October 26, 2010	By:	/s/ David Cantor

David Cantor
President